As filed with the Securities and Exchange Commission on November 27, 2006
Registration No. 333-____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
____________________

FIBERSTARS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3021850 (I.R.S. Employer Identification No.)

32000 Aurora Road Solon, OH (Address of principal executive offices)	44139 (Zip Code)
Fiberstars, Inc. 2004 Stock Incentive Plan Fiberstars, Inc. 1994 Employee Stock Purchase Plan
(Full title of the plans)
John M. Davenport Chief Executive Officer Fiberstars, Inc. 32000 Aurora Road Solon, OH 44139 (330) 715-1300 (Name, address and telephone number of agent for service)	Copy to: James S. Hogg, Esq. Cowden, Humphrey, Nagorney & Lovett, Co. LPA 1414 Terminal Tower 50 Public Square Cleveland, OH 44113 (216) 241-2880

CALCULATION OF REGISTRATION FEE

Title of Securities To be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
2004 Stock Incentive Plan (3) Common Stock, $0.0001 par value (4)	500,000	$6.30	$3,147,500	$336.78

1994 Employee Stock Purchase Plan Common Stock, $0.0001 par value (4)	50,000	$6.30	$314,750	$33.68

Total	550,000	$6.30	$3,462,250	$370.46

(1)    Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of our outstanding shares of common stock. Calculated in accordance with General Instruction E to Form S-8.
(2)    Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended, or the Securities Act, solely for the purposes of calculating the registration fee, based on the average of the high and low sale prices of our common stock as reported on the Nasdaq Global Market on November 20, 2006.
(3)    The securities to be registered include options and rights to acquire common stock.
(4)    Associated with our common stock are Series A Participating Preferred Stock Purchase Rights that will not be exercisable or evidenced separately from our common stock prior to the occurrence of certain events.

____________________

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

____________________

This registration statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

Information Required Pursuant
To General Instruction E to Form S-8

    This registration statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which registration statements on Form S-8 relating to the same employee benefit plans are effective.

    Registrant's registration statements on Form S-8, filed with the Commission on October 27, 1994 (File No. 33-85664), December 18, 2000 (File No. 333-52042) and February 10, 2005 (File No. 333-122686) are hereby incorporated by reference.

Part II

Item 3. Incorporation of Documents by Reference

    The following documents previously filed by Registrant with the Commission are hereby incorporated by reference in this registration statement:

(1)	Registrant's Annual Report on Form 10-K (File No. 0-24230) for the fiscal year ended December 31, 2005;

(2)	Registrant's Quarterly Reports on Form 10-Q (File No. 0-24230) for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006;

(3)
Registrant's Current Reports on Form 8-K dated January 6, 2006, April 3, 2006, April 7, 2006, May 17, 2006, June2, 2006, July 7, 2006, July 11, 2006, August 15, 2006, September 28, 2006, November 13, 2006, November 14, 2006 and November 26, 2006; and

(4)	The description of the common stock, preferred stock and preferred stock purchase rights contained in Registrant's current Report on Form 8-K filed November 27, 2006 (File No. 0-24230).

    In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 8. Exhibits

Exhibit Number	Exhibit

5.1	Opinion of Cowden, Humphrey, Nagorney & Lovett, Co. LPA.

23.1	Consent of Independent Registered Accounting Firm.

23.2	Consent of Cowden, Humphrey, Nagorney & Lovett, Co. LPA. (included in Exhibit 5.1).

99.1	Fiberstars, Inc. 2004 Incentive Stock Plan (as amended, as of November 24, 2006).

99.2	Fiberstars, Inc. 1994 Employee Stock Purchase Plan (as amended, as of November 24, 2006).

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solon, State of Ohio, on November 27, 2006.

FIBERSTARS, INC.

By:	/s/ JOHN M. DAVENPORT John M. Davenport President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John M. Davenport and Robert A. Connors, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Name	Title	Date

/s/ John M. Davenport	Chief Executive Officer and Director (Principal Executive Officer)	November 27, 2006
John M. Davenport

/s/ Robert A. Connors	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 27, 2006
Robert A. Connors

/s/ John B. Stuppin	Chairman of the Board	November 27, 2006
John B. Stuppin

/s/ Jeffrey Brite	Director	November 27, 2006
Jeffrey Brite

/s/ Ronald A. Casentini	Director	November 27, 2006
Ronald A. Casentini

/s/ Michael A. Kasper	Director	November 27, 2006
Michael A. Kasper

/s/ David N. Ruckert	Director	November 27, 2006
David N. Ruckert

/s/ Philip Wolfson	Director	November 27, 2006
Philip Wolfson

	Director	November , 2006
Paul von Paumgartten

INDEX TO EXHIBITS

Exhibit Number	Exhibit

5.1	Opinion of Cowden, Humphrey, Nagorney & Lovett, Co. LPA.

23.1	Consent of Independent Registered Accounting Firm.

23.2	Consent of Cowden, Humphrey, Nagorney & Lovett, Co. LPA. (included in Exhibit 5.1).

99.1	Fiberstars, Inc. 2004 Incentive Stock Plan (as amended, as of November 24, 2006).

99.2	Fiberstars, Inc. 1994 Employee Stock Purchase Plan (as amended, as of November 24, 2006).